                                                                   EXIHIBIT 4(e)


THE SECURITIES EVIDENCED HEREBY AND THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION AND THE DEBENTURES THAT MAY BE ISSUED IN EXCHANGE THEREFOR HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO SUCH PURCHASER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE, PLEDGE OR TRANSFER TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

        THIS PREFERRED SECURITY IS A BOOK-ENTRY PREFERRED SECURITIES
CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF
DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

        UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (55 WATER STREET, NEW YORK) TO UNITED RENTALS TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number                              Number of Preferred Securities
  No.01                                         Such number as shall be set
                                                forth on Schedule A hereto up to
                                                but not exceeding 6,000,000

                             CUSIP No. 911 36H207
                              up to $300,000,000

                  Certificate Evidencing Preferred Securities
                                      of
                            United Rentals Trust I

            6 1/2% Convertible Quarterly Income Preferred Securities
                        Convertible QUIPS/SM*/ Securities
              (Liquidation Preference $50 per Preferred Security)


        United Rentals Trust I, a statutory business trust formed under the laws of the State of Delaware (The "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of such number of preferred securities as shall be set forth on Schedule A hereto up to but not exceeding 6,000,000 preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the United Rentals Trust I 6 1/2% Convertible Quarterly Income Preferred Securities (Liquidation Preference $50 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of August 5, 1998 as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by United Rentals Holdings, Inc., a Delaware corporation, and The Bank of New York, as Guarantee Trustee, dated as of August 5, 1998 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.



-----------------------------------

QUIPS is a service mark of Goldman, Sachs & Co.


    Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

        IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate.

                                             UNITED RENTALS TRUST I


                                                  /s/ Michael J. Nolan
                                             By:____________________________
                                                Name: Michael J. Nolan
                                                An Administrative Trustee



        PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Preferred Securities referred to in the within-mentioned Trust Agreement.

Dated: August 5, 1998

                                              The Bank of New York,
                                              as Property Trustee


                                                /s/
                                              By:_____________________________
                                                   Authorized Signatory

                                  ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:




(Insert assignee's social security or tax identification number)




(Insert address and zip code of assignee)


and irrevocably appoints


Agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: _____________

Signature: ____________

(Sign exactly as our name appears on the other side of this Preferred Security Certificate)



Signature Guarantee: ___________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                    [TO BE ATTACHED TO GLOBAL CERTIFICATE]

                                  SCHEDULE A

        The initial Liquidation Preference of this Global Certificate shall be $300,000,000. The following increases or decreases in the Liquidation Preference of this Global Certificate have been made:

========================================================================================================
                       Amount
                     increase in
                      Liquidation                                    Liquidation
                     Preference of                                   Preference of
                        this                 Amount of                 this                Signature of
                       Global                decrease in              Global                authorized
                     Certificate             Liquidation            Certificate            Signatory of
                     including upon         Preference of         following such            Trustee of
                    exercise of over         this Global            decrease or             Securities
Date Made           allotment option         Certificate             increase               Custodian
--------------------------------------------------------------------------------------------------------
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========================================================================================================